Exhibit 10.58
AMENDMENT NUMBER 5
TO THE CANADIAN PACIFIC RAILWAY COMPANY SUPPLEMENTAL RETIREMENT PLAN
EFFECTIVE JANUARY 1, 2011
The Supplemental Plan is amended effective December 31, 2025 to add Appendix C, which contains the terms of a voluntary early retirement window that is subject to Company consent.

"APPENDIX C – LIMITED VOLUNTARY EARLY RETIREMENT WINDOW, SUBJECT TO COMPANY CONSENT

C.1    Eligibility

A Member:
(a) who, on both October 31, 2025 and November 25, 2025, was a Management Employee; and
(b) who as at December 31, 2025:
    (i)    will attain the age of sixty (60) years; or
(ii)    will accrue at least thirty (30) years of ERW Eligibility Service; or
(iii)    will have ERW Eligibility Service plus attained age of at least eighty (80) years; and
(c) who has applied in the manner and within the time prescribed by the Company to voluntarily retire and receive a pension in accordance with this Appendix C; and
(d) in respect of whom the Company, in its sole discretion, consents to the Member’s retirement under such terms; and
(e) who remains a Member up to and including their ERW Retirement Date (as defined below);
will retire on the last day of any month between December 31, 2025, and March 31, 2026, inclusive (the "ERW Retirement Date"), which will be considered a Retirement Date for the purposes of the Supplemental Plan, including this Appendix C. For greater certainty, this Appendix C does not apply to DC Pension Benefits.

For the purposes of this Appendix C, “ERW Eligibility Service” means a Member’s Pensionable Service and any other period of Service, as determined by the Company, which qualifies as "early retirement eligibility service" under the regulations to the Income Tax Act.

C.2    Consent
For greater certainty, a Member who meets the eligibility requirements of paragraph C.1 shall only become entitled to retire under the terms of this Appendix C if the Company has granted its consent.

C.3    Amount of Pension
A Member who retires with Company consent pursuant to paragraph C.1 shall be entitled to a Supplemental Benefit equal in amount to:
(a)if the Member has no Spouse at the Retirement Date, the Supplemental Benefit calculated in accordance with Article A.2 of the Supplemental Plan,

(b)if the Member has a Spouse at the Retirement Date and the Spouse has elected in prescribed form to receive the Supplemental Benefit described in clause A.6.06(a)(i) of the Supplemental Plan, as adjusted in accordance with paragraph A.6.07 of the Supplemental Plan if applicable, the Supplemental Benefit calculated in accordance with Article A.2 of the Supplemental Plan, or

(c)if the Member has a Spouse at the Retirement Date and the Spouse has not elected in the manner referred to in subparagraph (b), the Actuarial Equivalent of the Supplemental Benefit calculated in accordance with Article A.2 of the Supplemental Plan, in lieu of a Supplemental Benefit otherwise payable under paragraph A.3.02 of the Supplemental Plan, if applicable.
C.4    No Portability
For greater certainty, a Member who retires on their ERW Retirement Date pursuant to this Appendix C shall not be entitled to any lump sum cash payment pursuant to Article A.7.01 of the Supplemental Plan."